UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2005

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Ident. No.)
incorporation)

1500 Market Street, Philadelphia, Pennsylvania		19102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EMPLOYMENT AGREEMENT
Employment Agreement

Item 1.01. Entry into a Material Definitive Agreement.

As reported by Sovereign Bancorp, Inc. (the “Company”) on February 15, 2005, Mr. James D. Hogan’s retirement as Chief Financial Officer of the Company became effective on May 13, 2005, and the appointment of Mark R. McCollom as Chief Financial Officer of the Company became effective upon Mr. Hogan’s retirement.

On May 20, 2005, the Company and Mr. McCollom entered into an employment agreement dated May 20, 2005 (the “Employment Agreement”). The terms are described below in Item 5.02 of this Current Report on Form 8-K/A and such description is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Employment Agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years.

The Employment Agreement provides for an annual base salary of $350,000, which the Board of Directors may increase from time to time. In addition, the Employment Agreement provides, among other things, a right to participate in bonus and executive benefit plans, a right to receive insurance, vacation, retirement, and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.

In the event of Mr. McCollom’s termination of employment without cause (as defined) or for good reason (as defined) following the occurrence of a change in control (as defined), he becomes entitled to severance benefits under the agreement. The benefits are (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction constituting good reason) and the preceding three calendar years and his highest bonus for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for three years, of all life, disability, medical insurance and other welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event Mr. McCollom’s employment is terminated without cause prior to the occurrence of a change in control, he is entitled to (i) payment, for the greater of one year or the remaining term of the agreement, of the sum of his base salary as of the date of termination (or prior to reduction preceding termination) and the average of his bonuses for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for the greater of one year or the remaining term of the agreement, of all life, disability, medical insurance and other welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. McCollom is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income and other taxes.

If Mr. McCollom voluntarily terminates his employment without good reason (as defined) during the term of the agreement, he is subject to a covenant not to compete and an agreement not to solicit customers or employees for a period of 12 months.

The description of the Employment Agreement is qualified in its entirety by reference to the copy of the Employment Agreement which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits. The following exhibit is furnished herewith:

10.1	Employment Agreement, dated May 20, 2005, between Sovereign Bancorp, Inc. and Mark R. McCollom

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: May 20, 2005	/s/ David A. Silverman
David A. Silverman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number
10.1	Employment Agreement, dated May 20, 2005, between Sovereign Bancorp, Inc. and Mark R. McCollom